UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 1, 2005

                        AMERICAN LEISURE HOLDINGS, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                  333-48312           75-2877111
            -------                 ---------           ----------
  (State or other jurisdiction     (Commission        (IRS Employer
        of incorporation)           File Number)    Identification No.)


                    Park 80 Plaza East, Saddle Brook, NJ  07663
                    ----------------------------------------------
               (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code (800) 546-9676 ext. 2076


                                       N/A
                          ------------------------------
                         (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

     On September 1, 2005, the Registrant granted Frederick W. Pauzar warrants to purchase 100,000 shares of the Registrant's common stock at an exercise price of $1.02 per share for his services as a Director. Warrants to purchase 50,000 shares vested immediately to Mr. Pauzar. Warrants to purchase the remaining
50,000 shares will vest in equal amounts to Mr. Pauzar on his next two anniversary dates as a Director, provided he is still serving is such capacity on such date. Mr. Pauzar may exercise the warrants for a period of five years beginning on the vesting date. The Registrant claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 since the foregoing issuance did not involve a public offering, the recipient took the warrants for investment and not resale and the Registrant took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts were paid by the Registrant.

ITEM 5.01 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (c) On September 1, 2005, the board of directors of American Leisure Holdings, Inc. (the "Registrant") appointed Frederick W. Pauzar as the Registrant's Chief Operating Officer.

     FREDERICK W. PAUZAR, age 51, currently serves as Chairman and Chief Executive Officer of Group One Productions, Inc., a Florida-based business and real estate consulting and development firm, and has held these positions since he co-founded the company in 1991. Mr. Pauzar also currently serves as Vice President and as a Director of Fugleberg Koch Architects, Inc. and has held these positions since February 2005 and January 1997, respectively. From January 1997 to February 2005, Mr. Pauzar served as Chief Executive Officer of Fugleberg. Mr. Pauzar received a Bachelors degree from the University of the State of New York. Mr. Pauzar also received an Associate in Science degree from Excelsior College. Mr. Pauzar serves on the board of the Downtown Digital Media Arts Center in Orlando, Florida.

     (d) On September 1, 2005, the board of directors of the Registrant appointed Frederick W. Pauzar as a director of the Registrant to fill one of the vacancies on the board created by a resignation and an increase in the number of members of the board of directors that occurred in February 2005.

     On September 1, 2005, the Registrant granted Mr. Pauzar warrants to purchase 100,000 shares of the Registrant's common stock at an exercise price of $1.02 per share for his services as a Director. Warrants to purchase 50,000 shares vested immediately to Mr. Pauzar. Warrants to purchase the remaining
50,000 shares will vest in equal amounts to Mr. Pauzar on his next two anniversary dates as a Director, provided he is still serving is such capacity on such date. Mr. Pauzar may exercise the warrants for a period of five years beginning on the vesting date.

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     South  Beach  Resorts,  LLC  has  contracted  with  one of the Registrant's subsidiaries to receive hotel management services for a hotel which it owns and is redeveloping. Mr. Pauzer owns 50% of the membership interests and is a Managing Member of the limited liability company which owns and controls South Beach Resorts, LLC.

     Mr. Pauzar and the Registrant have not entered into an employment agreement, and the terms of any employment agreement in which they may enter into have not been determined, as of the filing of this report.

     Mr. Pauzar has not been named to any committees of the Registrant's board of directors, and any committees of the Registrant's board of directors to which Mr. Pauzar may be named have not been determined, as of the filing of this report.

ITEM  7.01  REGULATION  FD  DISCLOSURE

     On September 6, 2005, the Registrant announced that it had appointed Frederick W. Pauzar as the Registrant's Chief Operating Officer and named Mr. Pauzar to its Board of Directors. A copy of the Registrant's press release discussing these matters is attached to this report as Exhibit 99.1 and incorporated herein by this reference.

     In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

        Exhibit No.     Description
        -----------     -----------

        99.1 Press Release issued September 6, 2005, announcing Frederick W. Pauzar as Chief Operating Officer and a Director

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

By: /s/Malcolm J. Wright
    -----------------------
    Malcolm J. Wright
    Chief Executive Officer

Dated:  September 6, 2005

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